Exhibit 10.6

FIRST AMENDMENT TO AGREEMENT

This First Amendment to Agreement (this “Amendment”) is made and entered into to be effective as of August 15, 2008, by and among Las Vegas Gaming, Inc., a Nevada corporation (the “Company”), and IGT, a Nevada corporation (the “IGT”).

WHEREAS, the Company and IGT are party to the Agreement (the “Agreement”), dated July 17, 2008, pursuant to which IGT advanced $1,500,000 on such date to the Company; and

WHEREAS, the Company and IGT desire to amend the Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.           Defined Terms.  All capitalized terms in this Amendment not otherwise defined herein have the meaning ascribed to such terms in the Agreement.  Unless otherwise specified, all section references in this Amendment refer to sections of the Agreement.

2.           Amendments.  Section 2 of the Agreement is hereby amended by deleting such Section as it currently appears in the Agreement in its entirety and replacing such Section in its entirety with the following:

“Section 2.     Finalization of Terms.  In the event that IGT and the Company do not execute definitive agreements concerning the Settlement by August 19, 2008, then on October 30, 2008 (a) the Company will issue to IGT 750,000 shares of its common stock, par value $.001 per share, such shares to be duly authorized and validly issued and evidenced by a duly and validly executed share certificate delivered to IGT on such date, and (ii) IGT will have, automatically and without need of any further action on the part of the Company or IGT, a first right of refusal to take an exclusive license from the Company to any and all patents owned or controlled by the Company which have one or more claims covering the Company’s PlayerVision-related hardware and firmware (“PVT”) PVT based on the Company’s currently existing technology and patent pool, such first right of refusal to be automatically effective as of such date and to continue thereafter.  The terms of the exclusive license will be negotiated as necessary.  The Company may not license any third party, other than end users and operators, to their PlayerVision technology and their PVT patents until it is determined pursuant to this Section 2 whether IGT will have a first right of refusal, and if IGT receives such first right of refusal the Company may not abrogate IGT’s first right of refusal rights by licensing to third parties prior to IGT exercising its first right of refusal rights.  The Company will have the option of returning to IGT $1,525,000 in cash by wire transfer of immediately available funds, such funds to be received by IGT no later than October 29, 2008, in lieu of issuing the common stock and granting the first right of refusal described in this Section 2.”

3.           Continuation of the Agreement.  Except as otherwise expressly set forth herein, all other terms and conditions of the Agreement remain in full force and effect without modification.

4.           Governing Law; Jurisdiction.  THIS AMENDMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

5.           Counterparts.  This Amendment may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which, when taken together, will constitute one and the same instrument.

6.           Invalidity.  In the event that any one or more of the provisions contained in this Amendment or in any other instrument referred to herein is, for any reason, held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability will not affect any other provision of this Amendment or any other such instrument.

7.           Interpretation.  The headings contained in this Amendment are for ease of reference only and shall not affect the meaning or interpretation of this Amendment.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first above written.

LAS VEGAS GAMING, INC.

By:  /s/ Jon Berkley

Name:   Jon Berkley

Title:     CEO

IGT

By: /s/ Mark Hettinger

Name:  Mark Hettinger

Title:    Exec. Dir. Corp. Strategy